Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Kaneb Services, Inc.

We consent to the incorporation by reference in registration statements numbers 333-60195, 333-22109, 333-14071, 333-14069, 333-14067, 333-08727, 333-08725,
333-08723,  33-58981,  33-54027 and 33-41295 on Form S-8 of Kaneb Services, Inc.
of our report dated February 25, 2000, relating to the consolidated balance sheets of Kaneb Services, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, and related schedules, which report is included on page F-1 of this Form 10-K.




KPMG LLP
Dallas, Texas
March 24, 2000



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-60195), (No. 333-22109), (No. 333-14071), (No. 333-14069),
(No.  333-14067),  (No.  333-08727),  (No.  333-08725),  (No.  333-08723),  (No.
33-58981),  (No.  33-54027) and (No.  33-41295) of Kaneb  Services,  Inc. of our
report dated February 19, 1998, appearing on page F-2 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
March 24, 2000